SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 13, 2007

Orleans Homebuilders, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-6830	59-0874323
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

One Greenwood Square, Suite 101
3333 Street Road, Bensalem, PA	19020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 245-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 13, 2007, OHI Financing, Inc. (“OHI Financing”), a wholly owned subsidiary of Orleans Homebuilders, Inc. (the “Company”), entered into Supplemental Indenture No. 1 (the “Supplemental Indenture”), to the Junior Subordinated Indenture (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Indenture”), between OHI Financing and The Bank of New York Trust Company, National Association (as successor to JPMorgan Chase Bank, National Association), as trustee (the “Trustee”) (the “Supplemental Indenture”) relating to the $75.0 million of 8.61% Trust Preferred securities issued by Orleans Homebuilders Trust II on November 23, 2005.

The description of the Supplemental Indenture set forth below is qualified in its entirety by the text of the Supplemental Indenture, a copy of which is attached hereto as Exhibit 10.1.

Supplemental Indenture

•                  The Supplemental Indenture defers the potential start of the payment of the “Adjusted Interest Rate”, which is 3.0% over the “Regular Interest Rate” of 8.61%, for four quarters so that the earliest period that the Adjusted Interest Rate could be payable is with the coupon payable on October 30, 2008, rather than with the coupon payable on October 30, 2007, the first date that OHI Financing otherwise would have been required to pay the Adjusted Interest Rate without the amendment.  Specifically, the Indenture was revised to provide that the first fiscal quarter end at which the applicable interest coverage ratio and minimum consolidated tangible net worth measure must be met for at least three of the last four consecutive fiscal quarters for purposes of determining the applicability of the Adjusted Interest Rate is the fiscal quarter ending June 30, 2008.  If the applicable interest coverage ratio or minimum consolidated tangible net worth measure is not met as of the end of a fiscal quarter for at least three of the last four consecutive fiscal quarters ending on or after June 30, 2008, the applicable rate of interest increases to the Adjusted Interest Rate.

•                  Under the Supplemental Indenture, OHI Financing will generally have to make eight consecutive Adjusted Interest Rate coupon payments (other than the eight consecutive Adjusted Interest Rate coupon payments that could be made on each of the coupon payment dates from October 30, 2008 to and including July 30, 2010) to cause an event of default under the Supplemental Indenture (or in some cases six consecutive coupon payments) rather than the four consecutive coupon payments in the original Indenture.  More specifically, the Supplemental Indenture provides that the earliest an event of default could occur as a result of the payment of the Adjusted Interest Rate is (i) upon the payment of the Adjusted Interest Rate coupon for October 30, 2010, if applicable, provided there have been eight prior consecutive Adjusted Interest Rate coupons paid by OHI Financing; (ii) on either the fiscal quarter ended March 31, 2010 or the fiscal year ended June 30, 2010, if at either date both the trailing twelve months’ interest coverage ratio is less than 1.25 to 1, and OHI Financing has made six prior consecutive Adjusted Interest Rate coupon payments; or (iii) on the fiscal quarter ended September 30, 2010, if at such time both the trailing twelve months’ interest coverage ratio is less than 1.75 to 1, and OHI Financing has made eight prior consecutive Adjusted Interest Rate coupon payments.  The Adjusted Interest Rate must be paid for eight (or in some instances six) consecutive coupons in order to trigger an event of default.  If the interest coverage ratio test and the minimum consolidated tangible net worth test are both met, OHI Financing would make the payment of the Regular Interest Rate for the next coupon, and the Adjusted Interest Rate test “resets” requiring OHI Financing to make eight (or in some instances six) new consecutive coupon payments at the Adjusted Interest Rate before triggering an event of default.  The interest coverage ratio and minimum consolidated tangible net worth measure are not traditional financial maintenance covenants; they are only utilized in determining whether the Adjusted Interest Rate or the Regular Interest Rate is applicable.

•                  The Supplemental Indenture amended the definition of both Adjusted EBITDA and “Debt Service” and added the new defined term  “Consolidated Net Income”, all of which are utilized in the calculation of the interest coverage ratio (as defined by the Indenture) for the determination of whether the Adjusted Interest Rate applies.

•                  The Supplemental Indenture provides that Consolidated Net Income is to be used when determining Adjusted EBITDA under the Indenture rather than net income determined in accordance with United States generally accepted accounting principles (“GAAP”).  Consolidated Net Income generally means the net income of the Company and its majority-controlled subsidiaries with respect to the relevant accounting period, provided that certain amounts are excluded.  The amounts excluded when determining Consolidated Net Income include the following and certain other excluded amounts as set forth in the Supplemental Indenture:  (i) any after tax effect of (a) extraordinary, non recurring or unusual gains or losses (less all fees and expenses relating thereto) (b) extraordinary, non-recurring or unusual expenses, (c) severance, (d) relocation costs and (e) curtailments or modifications to pension and post-retirement employee benefit plans; (ii) any impairment charge, asset write off, abandonment charge, deposit forfeiture or write-off of other pre-acquisition costs, or other similar amounts, in each case, pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP; (iii) any after tax effect of income (loss) from disposed of or discontinued operations and any net after tax gains or losses on disposal of disposed, abandoned or discontinued operations; (iv) any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights; (v) any fees, expenses and charges incurred during such period, or any amortization thereof for such period, in connection with any acquisition, disposition, recapitalization, investment, asset sale, issuance or repayment of debt, issuance of equity interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the date of the Supplemental Indenture and any such transaction undertaken but not completed) and any non-recurring costs incurred during such period as a result of any such transaction; and (vi) any after-tax effect of income (loss) from the early extinguishment of debt or hedging obligations or other derivative instruments.

•                  The definition of Debt Service used in the determination of the trailing twelve months’ interest coverage ratio was modified to exclude from Debt Service (i) any additional interest paid as a result of the Adjusted Interest Rate being in effect, and (ii) any interest paid with respect to the fee payable in connection with obtaining the consent necessary for the Supplemental Indenture.

•                  The optional redemption provisions of the Indenture have been modified to generally provide that OHI Financing may, at its option, on any date that is on or after January 30, 2011, redeem the Trust Preferred issue in whole or in part at a redemption price equal to one hundred percent (100%) of the principal amount, plus any accrued and unpaid interest.   Previously, redemption of the issue was permitted only on interest coupon payment dates on or after January 30, 2011.

•                  Provisions were added to the Indenture permitting “legal defeasance” and “covenant defeasance”, subject to certain terms and conditions, including the posting of cash or certain government obligations in an amount sufficient to pay and discharge the payment obligations of the securities to the stated maturity or the redemption date, as the case may be.  For purposes of these legal defeasance and covenant defeasance provisions, the interest rate at which the securities shall bear interest shall be a fixed rate equal to 8.61% per annum.

For the Modified Indenture to become effective, OHI Financing must on or before September 30, 2007 establish a $5.0 million reserve fund for the benefit of the Trust Preferred securities by posting a letter of credit or cash with the Trustee.  If the Adjusted Interest Rate is in effect for the four consecutive coupon payments ending July 30, 2009, this reserve fund must be increased by $2.5 million.  Under certain events of default, this reserve fund may be drawn by the Trustee and used in respect of the Trust Preferred obligations.  The Modified Indenture also provides for the release of such reserve fund upon the earlier of compliance with the interest coverage ratio resulting in OHI Financing paying interest at the Regular Interest Rate rather than the Adjusted Interest Rate, or redemption or defeasance of the notes in accordance with the terms of the Indenture.  In addition to the posting of the reserve fund, as set forth in Section 2 of the Supplemental Indenture, certain other conditions must be satisfied for the Modified Indenture to become effective, including the payment of a certain fee as well as expenses incurred in connection with the amendment.

On August 13, 2007, the Company issued a press release announcing the Supplemental Indenture, a copy of which is furnished herewith as Exhibit 99.1

ITEM 3.03   MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

The information set forth in Item 1.01 above is incorporated by reference as if fully set forth herein.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits

The following exhibits are filed or furnished (as indicated) with this Current Report on Form 8-K:

	Exhibit No.	Description

	*10.1	Supplemental Indenture No. 1, dated August 13, 2007, by and between OHI Financing, Inc. and The Bank of New York Trust Company, National Association.

	**99.1	Orleans Homebuilders, Inc. press release dated August 13, 2007.

* Filed herewith.
*	* Furnished herewith.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORLEANS HOMEBUILDERS, INC.

Dated: August 14, 2007
	By:	GARRY P. HERDLER
Garry P. Herdler
Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

The following exhibits are filed or furnished (as indicated) with this Current Report on Form 8-K:

	Exhibit No.	Description

	*10.1	Supplemen tal Indenture No. 1, dated August 13 2007, by and between OHI Financing, Inc. and The Bank Of New York Trust Company, National Association.

	**99.1	Orleans Homebuilders, Inc. press release dated August 13, 2007.

* Filed herewith.
*	* Furnished herewith.